Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 701 Fifth Avenue, Suite 5100 Seattle, WA 98104-7036 o: 206.883.2500 f: 866.974.7329

January 20, 2026

LeonaBio, Inc.

18706 North Creek Parkway, Suite 104

Bothell, Washington 98011

Re: Registration Statement on Form S‑3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”), filed by LeonaBio, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Shares and Warrant Shares (each as defined below).

The Registration Statement relates to the proposed offer and sale by the selling stockholders (the “Selling Stockholders”), from time to time, pursuant to Rule 415 under the Securities Act, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any supplements to the prospectus referred to therein (each a “Prospectus Supplement”), of (i) up to 5,356,547 shares of the Company’s common stock that are issued and outstanding (the “Shares”), (ii) up to 8,816,684 shares of the Company’s common stock (the “Pre-Funded Warrant Shares”) that are issuable upon exercise of outstanding prefunded warrants (the “Pre-Funded Warrants”) to purchase the Company’s common stock, (iii) up to 23,031,494 shares of the Company’s common stock (the “Series A Warrant Shares”) that are issuable upon exercise of outstanding warrants (the “Series A Warrants”) to purchase the Company’s common stock, and (iv) up to 21,259,842 shares of the Company’s common stock (the “Series B Warrant Shares”, together with the Pre-Funded Warrant Shares and the Series A Warrants Shares, the “Warrant Shares”) that are issuable upon exercise of outstanding warrants (the “Series B Warrants”, together with the Pre-Funded Warrants and the Series B Warrants, the “Warrants”).

The Shares and Warrant Shares are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein and the Prospectus Supplements.

We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed (1) the authenticity of original documents and the genuineness of all signatures, (2) the conformity to the originals of all documents submitted to us as copies, (3) the truth, accuracy, and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed, (4) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (5) that a Prospectus Supplement, as applicable, will have been filed with the SEC describing the Shares and Warrant Shares offered thereby; (6) that the Shares and Warrant Shares will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (7) that a definitive purchase, underwriting or similar agreement with respect to any Shares and Warrant Shares offered will have been duly authorized and validly executed and delivered by the Selling Stockholders and the other parties thereto; (8) that any Shares and Warrant Shares issuable upon conversion, exchange, redemption or exercise of any Shares and Warrant Shares being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; and (9) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based on such examination, we are of the opinion that:

1.
The Shares have been duly authorized and are validly issued, fully paid and nonassessable.
2.
The Warrant Shares issuable upon exercise of the Warrants have been duly authorized by the Company and, when issued and delivered by the Company upon exercise thereof in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

Our opinion that any document is legal, valid and binding is qualified as to:

(a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally;

(b) rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law.

We express no opinion as to the laws of any other jurisdiction, other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

* * *

We hereby consent to the filing of this opinion as an exhibit to the above‑referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.